CleanTech Innovations, Inc. Welcomes Joseph S. Rizzello, CEO of the National Stock Exchange, Inc., as an Independent Board Member

NEW YORK, December 20, 2010 /PRNewswire/ — CleanTech Innovations, Inc. (NASDAQ: CTEK; website: www.ctiproduct.com; "CleanTech"), a U.S. company and a market leader in China's clean technology solutions in the wind tower industries, announced today that  Joseph Rizzello, CEO of the National Stock Exchange (NSX); website: www.nsx.com; has joined CleanTech’s Board of Directors as an independent director. CleanTech now has a total of six board members,  four of whom are independent directors.

Mr. Rizzello will also become a member of each of CleanTech’s three independent committees: Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Ms. Bei Lu, Chairman and CEO of CleanTech Innovations, Inc., commented, “CleanTech strives to adhere to high standards in corporate governance as a public company. CleanTech is honored to welcome Mr. Rizzello, a seasoned Wall Street executive with almost 40 years of capital markets experience, to our Board of Directors. CleanTech is focused on continuing to deliver solid earnings growth for our shareholders and we look forward to Mr. Rizzello’s guidance for years to come.”

Mr. Rizzello commented, “I am pleased to join CleanTech as an independent board member and assist the company in its efforts in maintaining the highest standards in corporate governance. I am very impressed with CleanTech’s business prospects and I look forward to contributing to its continued rapid growth.”

About Mr. Joseph Rizzello

Mr. Rizzello is currently the Chief Executive Officer of National Stock Exchange, Inc. (NSX), the first all-electronic securities exchange in the U.S. and also CEO and Chairman of the Board of NSX Holdings, Inc., the parent company to NSX. Before joining NSX, Mr. Rizzello was Special Adviser to NSX's Board of Directors (2004-2006) and served as a Director on NSX's Board (2002-2004). Prior to joining NSX’s Board, Mr. Rizzello was Managing Director of Pershing LLC, a Bank of New York Mellon subsidiary and a leading global provider of securities processing and investment-related products and services, and President of Pershing Trading Company, LP (PTC). Prior to joining Pershing, Mr. Rizzello was a Principal at Vanguard Brokerage Services (VBS), the brokerage arm of The Vanguard Group, in charge of Vanguard's broker-dealer. Earlier in his career, Mr. Rizzello was Executive Vice President of Strategy, Business and Product Development at the Philadelphia Stock Exchange (PHLX), as well as President of the Philadelphia Board of Trade, PHLX's futures subsidiary. Mr. Rizzello has served on the boards of the International Visitors Council, Community College of Philadelphia Foundation, Temple University's Business Curriculum Advisory Board and the Philadelphia chapter of the Pennsylvania Partnership on Economic Education.

About CleanTech Innovations, Inc.

CleanTech Innovations, Inc. (NASDAQ: CTEK; website: www.ctiproduct.com) is a U.S. public company with its primary operations in China. CleanTech designs and manufactures high performance clean technology products that promote renewable energy generation, energy savings and pollution reduction. CleanTech's products include wind turbine towers, bellows expansion joints and pressure vessels, which are broadly used in the wind power, steel, coking, petrochemical, high voltage electricity transmission and thermoelectric industries. CleanTech's longstanding customers include Toshiba, China Guodian, HuaNeng Energy, Sinosteel and other industrial leaders.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect CleanTech's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in CleanTech's filings with the Securities and Exchange Commission.

Corporate Contact

Mr. Jason Li
Corporate Communications
CleanTech Innovations, Inc.
Tel: 011-86-157-1403-7180
Email: investors@ctiproduct.com
Website: www.ctiproduct.com